Exhibit 4.4

WARRANT AGREEMENT

This Warrant Agreement made as of July     , 2013, is between Red Mountain Resources, Inc., a Florida corporation, with offices at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201 (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., with offices at 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103 (the “Warrant Agent”). Certain capitalized terms used herein and not otherwise defined shall have the meaning set forth in Section 9 hereof.

WHEREAS, the Company is engaged in a public offering (the “Offering”) of up to 1,200,000 units (the “Units”) consisting of (i) one share of the Company’s 10% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and (ii) one warrant to purchase 25 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and, in connection therewith, has determined to issue and deliver up to 1,200,000 warrants (the “Warrants”) to purchase up to 30,000,000 shares of Common Stock (the “Warrant Shares”) to the investors in the Offering, each Warrant evidencing the right of the holder thereof to purchase 25 shares of Common Stock, at an exercise price of $1.00 per whole share of Common Stock, subject to adjustment as described herein;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-186076), as amended (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company has filed with the Commission a prospectus supplement to the Registration Statement pursuant to Rule 424(b)(5) under the Act (the “Prospectus Supplement”) describing the terms of the Warrants and the Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid and legally binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the form of Exhibit A attached hereto, the provisions of which are incorporated herein, (c) signed by, or bear the facsimile signature of, the Chairman of the Board, or the Chief Executive Officer or the President, and the Treasurer, Secretary or Assistant Secretary of the Company, and (d) shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. Warrant Certificates (as defined below) shall be dated the date of countersignature by the Warrant Agent.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrants may be represented by definitive warrant certificates in physical form (“Warrant Certificates”) or by one or more book-entry warrant certificates (“Book-Entry Warrant Certificates”) deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration.

If the Warrants are not “DTC Eligible” as of the initial date of issuance of the Warrants (the “Issuance Date”) or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions upon receipt of instructions from the Company to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants.

2.3.2 Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by (a) a Book-Entry Warrant Certificate that is recorded in the records maintained by the Depository or its nominee or (b) a definitive Warrant Certificate is recorded in the book-entry records of the Warrant Agent. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.3.3 Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form if so specified by the Company.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $1.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than 20 Business Days; provided, that any such reduction shall be identical in percentage terms among all of the Warrants.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date of issuance and terminating at 5:00 p.m., New York City time, on the Expiration Date. For purposes of this Warrant Agreement, the “Expiration Date” shall mean the earlier of (i) the date that is three years after the date of issuance, or (ii) the first Trading Day that is at least 30 days after the date that the Company has provided notice to the holders of the Warrants by filing a Current Report on Form 8-K with the Commission stating that the Common Stock has (A) achieved a 20 Trading Day VWAP (as defined below) of $1.50 per share (the “Trigger Price”) or more and (B) traded, in the aggregate, 3,000,000 shares (the “Trigger Volume”) or more over the same 20 consecutive Trading Days for which the 20 Trading Day VWAP was calculated; provided, that clause (ii) shall only be applicable so long as a Warrant is exercisable for shares of Common Stock. Each Warrant not exercised on or before the Expiration Date shall become null and void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to holders of the Warrants of such extension of not less than 20 days.

3.3 Exercise of Warrants.

3.3.1 Exercise and Payment. A registered holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate actions department (i) if all of the Warrant Shares available under the Warrant are being purchased, the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time and (ii) an election to purchase the Warrant Shares underlying the Warrants to be exercised (an “Election to Purchase”), properly completed and executed by the registered holder on the reverse of the Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures. Except as provided in Section 3.3.4, the Warrant Price for each Warrant to be exercised shall be paid in lawful money of the United States of America by bank wire transfer in immediately available funds on or before the Trading Day immediately after the Exercise Date. No ink-original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required.

If the Election to Purchase, or the Warrant Certificate or the Book-Entry Warrants (if required to be surrendered), is received by the Warrant Agent after 5:00 P.M., New York City time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the registered holder or Participant, as applicable, and the Company. In any instance where the Warrant Agent cannot make a determination as to the validity of any exercise or reconcile any discrepancies, the Warrant Agent shall consult with the Company for instructions as to the validity of the exercise. In the absence of such instructions by the Company in writing or email within twenty four (24) hours after Warrant Agent first requests such instructions, Warrant Agent is authorized not to accept any such Warrants for exercise and shall return to the surrendering Warrant holder (at Warrant Agent’s option by either first class mail under a blanket surety bond or insurance protecting Warrant Agent and the Company from losses or liabilities arising out of the non-receipt or non-delivery of Warrants or by registered mail insured separately for the value of such shares) to such Warrant holder’s address as set forth on the Warrant Register. Neither the Company nor the Warrant Agent shall have any obligation to inform a registered holder or the Participant, as applicable, of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company promptly after the receipt of funds for the exercise of the Warrants of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

Subject to Section 6.4 and notwithstanding the foregoing, no Warrants will be exercisable unless either (a) a registration statement under the Act with respect to the Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for delivery to the Warrant holders or (b) an exemption from the registration requirements of the Act is available and the Company has obtained an opinion of counsel to that effect. In the event a registration statement under the Act with respect to the Common Stock underlying the Warrants is not effective or a prospectus is not available, and no exemption from the registration requirements of the Act is available, the registered holder shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless.

3.3.2 Delivery of Warrant Shares. The Warrant Agent shall, within a reasonable time after request, advise the Company and the transfer agent and registrar in respect of (a) the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (b) the instructions of each registered holder or Participant, as the case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.

Provided that the Warrant Agent has received funds in the amount of the Warrant Price, the Company shall, by 5:00 P.M., New York City time, on or before the third Trading Day next succeeding the Exercise Date of any Warrant (the “Warrant Shares Delivery Date”), execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such registered holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such registered holder or the Participant, as the case may be. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York City time, on the next business day after receiving the Warrant Shares, transmit such Warrant Shares to or upon the order of the registered holder or Participant, as the case may be.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository by crediting the account of the registered holder’s prime broker with the Depository or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.3.3 Cashless Exercise Under Certain Circumstances.

(i) The Company shall provide to the registered holders of the Warrants prompt written notice of any time that the Company or its transfer agent is unable to issue the Warrant Shares via DTC transfer or otherwise (without restrictive legend), because (A) the Commission has issued a stop order with respect to the Registration Statement or any other registration statement registering the issuance of the Warrant Shares, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, and no other registration statement registering the issuance of the Warrant Shares is then effective, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, and no other registration statement registering the issuance of the Warrant Shares is then effective, or (D) otherwise (each a “Registration Failure Event”). To the extent that a Registration Failure Event occurs after the registered holder has exercised a Warrant in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the registered holder to be given within five (5) days of receipt of notice of the Registration Failure Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by the registered holder for such shares upon such rescission or (B) if then permitted pursuant to the terms hereof, treat the attempted exercise as a cashless exercise as described in the next paragraph and refund the cash portion of the exercise price to the registered holder.

(ii) If (A) a Registration Failure Event has occurred and is continuing and no exemption from the registration requirements is available for the cash exercise of the Warrant and (B) an exemption from the registration requirements of the Act permitting cashless exercise of the Warrant and the public resale of the Warrant Shares on the Exercise Date is available and the Company has obtained an opinion of counsel to that effect, the Warrant shall only be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of the Warrant Shares. Upon a “cashless exercise”, the registered holder shall be entitled to receive a certificate (or book entry) for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which the registered holder elects to exercise the Warrant by means of a “cashless exercise,” as set forth in the applicable Election to Purchase;

(B) = the Warrant Price of the Warrant, as it may have been adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Upon receipt of an Election to Purchase for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Election to Purchase to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this section to calculate, the number of Warrant Shares issuable in connection with the cashless exercise.

3.3.4 Disputes. In the case of a dispute as to the determination of the Warrant Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 8.10.

3.3.5 Limitations on Exercises. The Company shall not effect, nor instruct the Warrant Agent to effect, any exercise of any Warrant, and a registered holder shall not have the right to exercise any portion of a Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the registered holder (together with such registered holder’s Affiliates (as defined in Rule 405 under the Act), and any other persons acting as a group together with the registered holder or any of such registered holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the registered holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of any Warrant beneficially owned by the registered holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the registered holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.3.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged that neither the Warrant Agent nor the Company is representing that such calculation is in compliance with Section 13(d) of the Exchange Act and the registered holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.5 applies, the determination of whether any Warrant is exercisable (in relation to other securities owned by the registered holder together with any Affiliates) and of which portion of any Warrant is exercisable shall be in the sole discretion of the registered holder, and the submission of an Election to Purchase shall be deemed to be the registered holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by the registered holder together with any Affiliates) and of which portion of such Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for exercises of any Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of any Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 3.3.5, in determining the number of outstanding shares of Common Stock, a registered holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent for the Common Stock setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Warrant, by the registered holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such Warrant. The registered holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.3.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant held by the registered holder and the provisions of this Section 3.3.5 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor registered holder of any Warrant.

3.3.6 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.7 No Fractional Exercise. No fractional Warrant Shares shall be issued upon the exercise of any Warrant. As to any fraction of a Warrant Share which the registered holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the difference between (A) the VWAP of the common stock on the Trading Day immediately preceding the date on which the registered holder elects to exercise the Warrant and (B) the Warrant Price of the Warrant, as it may have been adjusted hereunder or (ii) round up such fraction to the nearest whole share. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agreement, and delivered to the registered holder at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder. If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise. All fractional Warrant shares due to a holder by reason of the exercise of multiple Warrants at the same time shall be aggregated into whole Warrant Shares prior to the application of the provisions of this Section 3.3.7.

3.3.8 Date of Issuance. Each person or entity in whose name any such certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4. Adjustments.

4.1 Stock Dividends—Split-Ups. If, after the Issuance Date, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2 Aggregation of Shares. If, after the Issuance Date, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Warrant Price, Trigger Price and Trigger Volume. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price and Trigger Price shall be adjusted (to the nearest cent) and the Trigger Volume shall be adjusted (to the nearest share) by multiplying each of the Warrant Price, Trigger Price and Trigger Volume, immediately prior to such adjustment, by a fraction, (a) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4 Extraordinary Dividends. If the Company, at any time during the Exercise Period, shall pay a dividend in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (i) as described in Sections 4.1, 4.2 or 4.5 or (ii) regular quarterly or other periodic dividends (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price and Trigger Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

4.5 Fundamental Transactions. If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the outstanding voting securities of the surviving entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4.1 or 4.2 above) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the registered holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3.3.5 on the exercise of the Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.5 on the exercise of the Warrant). For purposes of any such exercise, the determination of the Warrant Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Warrant Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the registered holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of its Warrant following such Fundamental Transaction.

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price, the Trigger Price, the Trigger Volume or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price, Trigger Price and Trigger Volume resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.4 or 4.5, the Company shall give written notice to each registered holder, at the last address set forth for such registered holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price, Trigger Price, Trigger Volume and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Notice of Certain Transactions. In the event that the Company shall propose to (a) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the registered holders a notice of such proposed action or offer. Such notice shall be mailed to the registered holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price, Trigger Price (if applicable) and Trigger Volume (if applicable) after giving effect to any adjustment pursuant to this Article 4 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Board has determined to take any such action and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining the holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

4.9 Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the registered holder thereof, or by a duly authorized attorney, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder. Except as otherwise specifically provided herein, a registered holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a registered holder, solely in its capacity as the registered holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the registered holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder.

6.2 Lost, Stolen Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which terms shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

6.4 Registration of Common Stock. The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement, or a new registration statement, for the registration under the Act of the Common Stock issuable upon exercise of the Warrants and ensure that a prospectus is available for delivery to the Warrant holders until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement.

6.5 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its corporate charter, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Warrant Agreement, and will at all times in good faith carry out all the provisions of the Warrants and this Warrant Agreement. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Warrant Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants, and (iii) shall, so long as the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without regard to any limitations on exercise).

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but neither the Company nor Warrant Agent shall be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of any Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then such holder may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be authorized under applicable laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall, in its discretion, execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than thirty (30) days before the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between the Company and the Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon, and be held harmless for such reliance, upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement, and shall not be held liable in connection with any delay in receiving such statement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature hereof and thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

7.6 Limitation of Liability. Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid or payable hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Red Mountain Resources, Inc.

2515 McKinney Avenue, Suite 900

Dallas, Texas 75021

Attn: Chief Financial Officer

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch St., Suite 1300

Philadelphia, Pennsylvania 19103

Attn: General Counsel

With a copy in each case to (which shall not constitute notice):

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, Louisiana 70130

Attn: Gary Meringer, General Counsel

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next Business Day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

8.3 Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Section 8.2 hereof, the underwriters in the Offering, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Each underwriter in the Offering shall be deemed to be a third-party beneficiary of this Warrant Agreement with respect to Section 8.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the underwriters in the Offering with respect to Section 8.2 hereof) and their successors and assigns and of the registered holders of the Warrants.

8.5 Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection by it.

8.6 Counterparts; Facsimile Signatures. This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agreement.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

8.8 Amendments.

8.8.1 Amendments Without Consent. This Warrant Agreement and the Warrants may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agreement that is not inconsistent with the provisions of this Warrant Agreement or the Warrants, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the registered holders of the Warrants or surrendering any right or power conferred upon the Company under this Warrant Agreement, or (v) amending this Warrant Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the registered holders in any material respect.

8.8.2 Amendments With Consent. The Company and the Warrant Agent may amend this Warrant Agreement and the Warrants by executing a Supplemental Agreement with the consent of the registered holders of not fewer than a majority of the then unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or of modifying in any manner the rights of the registered holders under this Warrant Agreement (other than as permitted under Section 8.8.1); provided, however, that, without the approval of two-thirds of the then unexercised Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of shares purchasable upon exercise of the Warrants or so as to increase the Warrant Price or decrease the Trigger Price or Trigger Volume (other than as provided by Section 4), (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the registered holders in any material respect, or (iv) reduces the number of unexercised Warrants the registered holders of which must consent for amendment of this Warrant Agreement or the Warrants.

8.9 Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Dispute Resolution. In the case of a dispute as to the determination of the Warrant Price, Trigger Price, the Trigger Volume, the VWAP, the 20 Trading Day VWAP or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the registered holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the registered holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the registered holder learned of the circumstances giving rise to such dispute. If the registered holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Warrant Price, Trigger Price, the Trigger Volume, the VWAP, the 20 Trading Day VWAP or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the registered holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Warrant Price, Trigger Price, the Trigger Volume, the VWAP, the 20 Trading Day VWAP or fair market value (as the case may be) to an independent, reputable investment bank selected by the registered holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the registered holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The expenses of the investment bank or the accountant (as the case may be) and any other reasonable expenses incurred in good faith in connection with any such dispute will be borne by the Company unless the investment bank or accountant determines that the determination of the Warrant Price, Trigger Price, the Trigger Volume, the VWAP, the 20 Trading Day VWAP or fair market value or the number of Warrant Shares by the registered holder was incorrect, in which case the expenses of the investment bank or accountant and any other reasonable expenses incurred in connection with any such dispute will be borne by the registered holder.

8.11 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Warrant Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Warrant Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

9. Certain Definitions. For purposes of this Warrant Agreement, the following terms shall have the following meanings:

9.1 “20 Trading Day VWAP” means over a period of 20 consecutive Trading Days, the average of the daily VWAP for each of such 20 Trading Days.

9.2 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

9.3 “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

9.4 “Trading Day” means any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

9.5 “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by an independent appraiser selected in good faith by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

RED MOUNTAIN RESOURCES, INC.

By:
Name:	Alan W. Barksdale
Title:	Chief Executive Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name:
Title:

Signature page to Warrant Agreement

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase

Common Stock, par value of $0.00001 per share, as described herein.

Red Mountain Resources, Inc.

No.00001	CUSIP 75678V 112

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON JULY 26, 2016

This certifies that                      or registered assigns is the registered holder of                      warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Red Mountain Resources, Inc., a Florida corporation (the “Company”), twenty-five (25) shares (collectively, the “Warrant Shares”) of Common Stock, par value $0.00001 per share, of the Company (“Common Stock”), at the Warrant Price set forth below. The price per share at which each Warrant Share may be purchased at the time each Warrant is exercised (the “Warrant Price”) is $1.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the date of issuance and terminating at 5:00 P.M., New York City time, on the Expiration Date. The “Expiration Date” shall mean the earlier of (i) the date that is three years after the date of issuance, or (ii) the first Trading Day that is at least 30 days after the date that the Company has provided notice to the holders of the Warrants by filing a Current Report on Form 8-K with the Commission stating that the Common Stock has (A) achieved a 20 Trading Day VWAP (as defined below) of $1.50 per share (the “Trigger Price”) or more and (B) traded, in the aggregate, 3,000,000 shares (the “Trigger Volume”) or more over the same 20 consecutive Trading Days for which the 20 Trading Day VWAP was calculated; provided, that clause (ii) shall only be applicable so long as a Warrant is exercisable for shares of Common Stock. Each Warrant remaining unexercised after 5:00 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate actions department, (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, and (ii) an election to purchase (“Election to Purchase”), properly completed and executed by the holder hereof on the reverse of this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) in accordance with the Depository’s procedures, and substantially in the form included on the reverse of this Warrant Certificate. The Warrant Price for each Warrant to be exercised shall be paid in lawful money of the United States of America by bank wire transfer in immediately available funds on or before the Trading Day immediately after the Exercise Date, unless cashless exercise is permitted under the Warrant Agreement.

As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

Warrants may be exercised only in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the Company shall, at its election, either (i) pay an amount in cash equal to the fractional amount multiplied by the difference between (A) the VWAP of the Common Stock on the Trading Day immediately preceding the Exercise Date and (B) the Warrant Price of the Warrant, as it may have been adjusted hereunder or (ii) round up such fraction to the nearest whole share. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the registered holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of July 26, 2013 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201.

The Company shall provide to the registered holder prompt written notice of any time that the Company or its transfer agent is unable to issue the Warrant Shares via DTC transfer or otherwise (without restrictive legend), because (A) the Commission has issued a stop order with respect to the Registration Statement or any other registration statement registering the issuance of the Warrant Shares, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, and no other registration statement registering the issuance of the Warrant Shares is then effective, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, and no other registration statement registering the issuance of the Warrant Shares is then effective or (D) otherwise (each a “Registration Failure Event”). To the extent that a Registration Failure Event occurs after the registered holder has exercised a Warrant in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the registered holder to be given within five (5) days of receipt of notice of the Registration Failure Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by the registered holder for such shares upon such rescission or (B) if then permitted pursuant to the terms of the Warrant Agreement, treat the attempted exercise as a cashless exercise as described in the next paragraph and refund the cash portion of the exercise price to the registered holder.

If (A) a Registration Failure Event has occurred and is continuing and no exemption from the registration requirements is available for the cash exercise of the Warrant and (B) an exemption from the registration requirements of the Act permitting cashless exercise of the Warrant and the public resale of the Warrant Shares on the Exercise Date is available and the Company has obtained an opinion of counsel to that effect, the Warrant shall only be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of issuance of the Warrant Shares. Upon a “cashless exercise”, the registered holder shall be entitled to receive a certificate (or book entry) for the number of whole Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)=	the VWAP on the Trading Day immediately preceding the date on which the registered holder elects to exercise the Warrant by means of a “cashless exercise,” as set forth in the applicable Election to Purchase;

(B)=	the Warrant Price of the Warrant, as it may have been adjusted hereunder; and

(X)=	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Upon receipt of an Election to Purchase for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Election to Purchase to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this section to calculate, the number of Warrant Shares issuable in connection with the cashless exercise.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by an independent appraiser selected in good faith by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

The Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate an equal aggregate number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

* * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of July 26, 2013

RED MOUNTAIN RESOURCES, INC.

By:
Name:	Alan W. Barksdale
Title:	Chief Executive Officer

Broadridge Corporate Issuer Solutions, Inc.,
as Warrant Agent

By:
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a bank wire transfer in immediately available funds payable to the Warrant Agent at Account No.             , in an amount equal to the Warrant Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New City York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                 ,                 (the “Exercise Date”),                Warrants, evidenced by this Warrant Certificate, to purchase,                shares (the “Warrant Shares”) of Common Stock, par value of $0.00001 per share (the “Common Stock”) of Red Mountain Resources, Inc., a Florida corporation (the “Company”), and represents that on or before the Exercise Date

☐	such holder has tendered payment for such Warrant Shares by bank wire transfer in immediately available funds to the order of the Company c/o Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, PA 19103, in the amount of $ in accordance with the terms hereof, or

☐	[if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3.3.3 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of whole Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3.3.3.

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:

Name
(Please Print)

/ / / / - / / /- / / / / /
(Insert Social Security or Other Identifying Number of Holder)

Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand or overnight courier at: Broadridge, Attn: Reorganization Dept., 1981 Marcus Ave., Suite 100, Lake Success, NY 11042

By mail at: Broadridge, Attn: Reorganization Dept., P.O. Box 1342, Brentwood, NY 11717

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Warrant Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                     HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated: